Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Bolt Biotherapeutics, Inc. of our report dated August 10, 2020, except for the effects of the reverse stock split discussed in Note 2, as to which the date is February 1, 2021, relating to the financial statements of Bolt Biotherapeutics, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

February 3, 2021